Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HIBBETT SPORTS, INC.
________________________________________

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
________________________________________

HIBBETT SPORTS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“FIRST: The name of the Corporation is ‘Hibbett, Inc.’”

2.    The forgoing amendment to the Certificate of Incorporation of the Corporation effected hereby has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.    This Certificate of Amendment will become effective as of 12:01 a.m., EDT, on June 24, 2021.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this 23rd day of June, 2021.

HIBBETT SPORTS, INC.

By:	/s/ Michael E. Longo
Name:	Michael E. Longo
Title:	President and Chief Executive Officer

End of Exhibit 3.1